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        [LOGO OF IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.]

FOR IMMEDIATE RELEASE                                        EXHIBIT 99.1

             IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
                      CLOSES CMO BOND SECURITIZATION AND
                    REPAYS EXISTING WAREHOUSE LINE OF CREDIT

     LOS ANGELES, CALIFORNIA, March 10, 1999. Imperial Credit Commercial Mortgage Investment Corp. (Nasdaq: ICMI) today announced the closing of a securitization transaction whereby the Company's wholly-owned business trust, ICCMAC Multifamily and Commercial Trust 1999-1, sold approximately $250 million of collateralized mortgage bonds. The bonds are predominantly floating rate and carry a cost of funds which approximates the cost on the Company's existing warehouse line of credit. The bonds are collateralized by approximately $290 million of first mortgage loans which the Company had previously acquired from Southern Pacific Bank, a wholly-owned subsidiary of Imperial Credit Industries, Inc. (Nasdaq: ICII). At the closing of this transaction, the Company repaid in full its warehouse line of credit with Morgan Guaranty Trust Company of New York. The Company expects to complete the execution of a new $300 million warehouse line of credit with a major investment bank in the near future. The securitization was lead managed by J.P. Morgan Securities, Inc. and co-managed by Prudential Securities and Imperial Capital, LLC, a subsidiary of Imperial Credit Industries, Inc.

     Mark S. Karlan, President and CEO of the Company, said "We are very pleased to have successfully closed this securitization transaction and thereby eliminated all of the Company's outstanding short-term debt. The Company's total debt now consists of the CMO bonds, which provide match funding for the underlying mortgage loan collateral, and certain first mortgages secured by real property owned by the Company."

     The following table provides the principal amounts and interest rates on the several classes of floating rate CMO bonds sold as well as the amount of proceeds and interest rate on the one fixed rate class of CMO bond sold:

     Class       Principal Amount         Interest Rate
     -----       ----------------         -------------
     A-1         $100,000,000             LIBOR + 0.28%
     A-2         $ 94,831,000             LIBOR + 0.42%
     S           $ 10,659,219(proceeds)   7.11% fixed rate
     A-3         $ 17,447,000             LIBOR + 0.60%
     B           $ 11,631,000             LIBOR + 0.88%
     C           $ 14,539,000             LIBOR + 1.55%

     Imperial Credit Commercial Mortgage Investment Corp. is a publicly traded real estate investment trust that invests primarily in multifamily and commercial mortgage
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loans, real property and commercial mortgage-backed securities. The Company is managed by Imperial Credit Commercial Asset Management Corp., a wholly-owned subsidiary of Imperial Credit Industries, Inc.

     Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "may," "will," "intend," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors, including, but not limited to, changes in national, regional or local economic environments, competitive products and pricing, government fiscal and monetary policies, changes in prevailing interest rates, the course of negotiations, the fulfillment of contractual conditions, factors inherent to the valuation and pricing of interests in commercial mortgage-backed securities, other factors generally understood to affect the real estate acquisition, mortgage and leasing markets and security investments, and the other risks detailed in the Company's Registration Statement on Form S-11, as amended, filed with the Securities and Exchange Commission (the "SEC"), the Company's 1997 Annual Report on Form 10-K filed with the SEC on March 31, 1998, the Company's Quarterly Reports on Form 10-Q filed with the SEC on May 15, 1998, August 14, 1998 and November 13, 1998, the amendments with respect thereto and other filings made by the Company with the SEC.

     For further information, please contact Michael Meltzer, Chief Financial Officer, at (310) 231-5906 or Karen Montandon, Investor Relations, at (310) 791-8022.